Exhibit 99.1

Forian Inc.
Announces Second Quarter Fiscal 2021 Financial Results

Second Quarter Revenue of $4.5 Million, Up $4.4M Year-Over-Year,
Pro Forma Year-Over-Year Growth of 54%

Newtown, PA / August 12, 2021 / Forian Inc. (NASDAQ: FORA), a provider of technology, analytics and data science driven solutions for the healthcare and cannabis industries, today announced results for the fiscal quarter ended June 30, 2021.

“As an early stage growth company, we were proud to be added to the Russell 3000 Index,” said Max Wygod, Executive Chairman of Forian. “We believe the momentum we established in the quarter positions Forian to capitalize on our dynamic and evolving marketplaces.”

“The second quarter of 2021 was our first full quarter as Forian, and we are very pleased with the results we’ve achieved. This quarter, we not only achieved the beginning of strong revenue growth, but we made great strides in refining our internal processes, developing our human resources, and advancing our development approach. We expect to continue revenue growth for the balance of the year with revenue expectations of $10.4 million to $10.7 million for the second half of 2021, an increase of 69% to 74% over the first six months of this year,” said Dan Barton, Chief Executive Officer.

Second Quarter 2021 Financial Results

•	Forian’s financial results include the operations of the Helix businesses for the full quarter.
•	Forian delivered the following results for the second fiscal quarter:

	Three Months Ended June 30,		Year-over- Year % Change
	2021	2020
	Unaudited	Unaudited
Total revenue	$4,547,985	$108,750	4082%
Net Loss	(7,134,196)	(791,639)	-801%
Basic and diluted net loss per common share	$(0.23)	$(0.06)	-283%

Pro Forma Revenue	$4,547,985	$2,948,881	54%
Pro Forma Adjusted EBITDA[1]	(3,637,915)	(1,640,862)	-122%

•
Revenue for the quarter was approximately $4.5 million, an increase of over $4.4 million versus the prior year. On a pro forma basis, revenue was $4.5 million, growing 54% year-over-year and 25% sequentially over the first quarter of 2021.

•
Net Loss for the quarter was approximately $7.1 million, or $0.23 per share, compared to approximately $0.8 million, or $0.06 per share, in the prior year and approximately $4.5 million, or $0.19 per share, in the first quarter of 2021.

•	Pro Forma Adjusted EBITDA[1] for the quarter was negative $3.6 million compared to negative $1.6 million for the prior year and negative $3.0 million for the first quarter of 2021.

1 This press release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

Second Quarter Operational Highlights

•	Grew revenue and contributed meaningful recurring backlog.
~~•~~
Launched a next-generation version of Cannalytics, our SaaS analytics software powered by Forian’s integrated, HIPAA-compliant proprietary database, which provides cannabis retail and manufacturing customers with actionable analytics relating to their customers, products, and markets.

•	Expanded cannabis offerings to state governments by providing an interoperable business licensing system and delivered our first Cannalytics government solution.
•	Invested in scaling our Real World Evidence capabilities where we expect to see increased adoption in both the healthcare and cannabis markets.
•
Continued investment in product development, customer service and human capital to innovate and differentiate our offerings and improve client experience while improving operating efficiency, enabling Forian to capitalize on long-term growth opportunities.

Quarterly Conference Call
Forian will host a conference call at 4:30 p.m. ET today to discuss its financial results with the investment community. The conference call may be accessed by dialing (833) 942-2345 for domestic callers or (270) 215-9807 for international callers. The Conference ID is 8092029. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian
Forian provides a unique suite of SaaS solutions, data management capabilities and proprietary data and analytics to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences, healthcare payer and provider segments, as well as cannabis dispensaries, manufacturers, cultivators and regulators. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the control of Forian, and are not guarantees of future results, such as statements about the anticipated benefits of the business combination transaction involving Forian, Medical Outcomes Research Analytics, LLC and Helix Technologies, Inc., future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Forian’s business, operations, strategy and goals; Forian’s ability to execute on its strategy; the timing of the introduction of new product offerings; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of the date hereof, and Forian undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

	June 30,	December 31,
	2021	2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$4,763,324	$665,463
Marketable securities	12,505,118	11,501,844
Accounts receivable, net	1,390,277	22,996
Contract assets	582,597	196,701
Prepaid expenses	930,172	120,979
Other assets	450,000	—
Total current assets	20,621,488	12,507,983

Property and equipment, net	482,234	46,358
Intangible assets, net	10,163,914	—
Goodwill	8,700,912	—
Deposits and other assets	1,333,594	—
Total assets	$41,302,142	$12,554,341

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts Payable	1,977,152	647,601
Accrued expenses	2,610,896	480,741
Notes payable, current portion	18,054	—
Warrant liability	752,888	—
Deferred revenues	658,894	158,884
Total current liabilities	6,017,884	1,287,226

Long-term liabilities:
Other long-term liabilities	737,701	—
Total long-term liabilities	737,701	—

Total liabilities	6,755,585	1,287,226

Commitments and contingencies (Note 15)
Stockholders' equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common Stock; par value $0.001; 95,000,000 Shares authorized; 31,198,721 issued and outstanding as of June 30, 2021 and 21,233,039 issued and outstanding as of December 31, 2020.	31,199	21,233
Additional paid-in capital	52,264,976	17,514,907
Accumulated other comprehensive loss	145,250	—
Accumulated deficit	(17,894,868)	(6,269,025)
Total stockholders' equity	34,546,557	11,267,115
Total liabilities and stockholders' equity	$41,302,142	$12,554,341

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2021 AND 2020

	For the Three Months Ended June 30,
	2021	2020

Revenues:
Information and Software	$3,763,671	$108,750
Services	492,336	—
Other	291,978	—
Total revenues	4,547,985	108,750

Costs and Expenses:
Cost of revenue	1,232,790	—
Research and development	1,949,926	426,398
Sales and marketing	1,177,035	55,978
General and administrative	6,577,696	326,832
Depreciation and amortization	595,488	1,419
Transaction related expenses	—	90,506
Total costs and expenses	11,532,935	901,133

Loss From Operations	(6,984,950)	(792,383)

Other Income (Expense):
Change in fair value of warrant liability	(128,800)	—
Interest and investment income, net	(20,446)	744
Total other income, net	(149,246)	744

Net loss before income taxes	(7,134,196)	(791,639)
Income tax expense	—	—

Net Loss	$(7,134,196)	$(791,639)

Other comprehensive loss:
Changes in foreign currency translation adjustment	169,256	—
Total other comprehensive loss	$169,256	$—
Total comprehensive loss	$(6,964,940)	$(791,639)

Basic and diluted net loss per common share	$(0.23)	$(0.06)
Weighted-average shares outstanding:	30,996,735	13,797,652

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,625,843)	$(1,466,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	783,072	1,873
Realized and unrealized gain on marketable securities	(2,331)	(5,621)
Provision for doubtful accounts	50,813	—
Stock-based compensation expense	3,618,173	11,770
Change in fair value of warrant liability	(494,827)	—
Non-cash transaction expenses	389,976	—
Change in operating assets and liabilities:
Accounts receivable	(929,641)	(200,000)
Contract assets	(108,808)	—
Prepaid expenses	(594,129)	(387,845)
Right of use assets and lease liabilities, net	(11,367)	—
Deposits and other assets	(285,970)	—
Accounts payable and accrued expense	708,335	268,876
Deferred revenues	179,074	259,583
Other long-term liabilities	(2)	—
Net cash used in operating activities	(8,323,475)	(1,518,139)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(328,303)	(13,937)
Purchase of marketable securities	(7,750,943)	(2,888,648)
Sale of marketable securities	6,750,000	1,757,701
Cash acquired as part of business combination	1,310,977	—
Net cash used in investing activities	(18,269)	(1,144,884)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of MOR Series S units	—	3,315,700
Proceeds from exercise of MOR Class B options	292,830	—
Payments on notes payable and financing arrangements	(2,747)	—
Proceeds from exercise of common stock options	35,620	—
Proceeds from sale of common stock	11,968,652	—
Net cash provided by financing activities	12,294,355	3,315,700

Effect of foreign exchange rate changes on cash	145,250	—

Net change in cash	4,097,861	652,677

Cash and cash equivalents, beginning of period	665,463	494

Cash and cash equivalents, end of period	$4,763,324	$653,171

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest and taxes	$724	$—
Conversion of promissory notes to Series S units	$—	$184,300
Non-cash consideration for Helix acquisition	$18,454,784	$—

Non-GAAP Financial Measures
In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) presented on both a historical basis and a “pro forma” basis reflecting the acquisition of Helix Technologies as of the beginning of the periods presented. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for net income or loss calculated in accordance with U.S. GAAP (referred to below as “Net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest and Investment Income and Expense. Interest and investment income is associated with the level of marketable debt securities and other interest bearing accounts in which we invest, and interest expense is related to our debt assumed in our acquisition of Helix related to the financing certain of its fixed assets. Interest and investment income and expense can vary over time due to a variety of financing transactions, changes in interest rates, cash used to fund operations and capital expenditures and acquisitions that we have entered into or may enter into in the future. We exclude interest and investment income and expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•
Other Items. We engage in other activities and transactions that can impact our net loss. In the periods being reported, these other items included, (i) change in fair value of warrant liability which related to warrants assumed in the acquisition of Helix; (ii) transaction related expenses which consist of professional fees and other expenses incurred in connection with the acquisition of Helix; and (iii) other income which consists of profits on marketable security investments. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Income tax expense. Medical Outcomes Research Analytics, LLC was organized as a limited liability company until the completion of the Helix acquisition. As a result, we were treated as a partnership for federal and state income tax purposes through March 2, 2021, and our taxable income and losses are reported by our members on their individual tax returns for such period. Therefore, we did not record any income tax expense or benefit through March 2, 2021. We expect to incur a net loss for financial reporting and income tax reporting purposes for this year. Accordingly, any benefit for federal and state income taxes benefit has been entirely offset by a valuation allowance against the related deferred tax net assets. We exclude the income tax expense from Adjusted EBITDA (i) because we believe that the income tax expense is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
Historical (Unaudited)

	Historical (Unaudited)		Historical (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Information and Software	$3,763,671	$108,750	$5,172,649	$175,417
Services	492,336	$—	588,647	—
Other	291,978	$—	407,298	—
Total revenues	$4,547,985	$108,750	$6,168,594	$175,417

Net loss	$(7,134,196)	$(791,639)	$(11,625,843)	$(1,466,775)

Depreciation & amortization	595,488	1,419	783,072	1,873
Stock based compensation expense	2,751,547	6,542	3,618,173	11,770
Change in fair value of warrant liability	128,800	—	(494,827)	—
Loss on impairment of goodwill	—	—	—	—
Transaction related expenses	—	90,506	1,210,279	90,506
Interest and investment income, net	20,446	(744)	19,205	(5,707)
Other income	—	—	—	—
Income tax expense	—	—	—	—

Adjusted EBITDA	$(3,637,915)	$(693,916)	$(6,489,941)	$(1,368,333)

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
Pro Forma (Unaudited)

	Pro Forma (Unaudited)		Pro Forma (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021 (1)	2020
Revenues:
Information and Software	$3,763,671	$2,378,605	$6,801,326	$4,784,373
Services	492,336	283,732	822,336	651,455
Other	291,978	286,544	553,840	636,888
Total revenues	$4,547,985	$2,948,881	$8,177,502	$6,072,716

Net loss	$(7,134,196)	$(2,907,056)	$(14,388,547)	$(6,140,962)

Depreciation & amortization	595,488	589,688	1,204,300	1,184,848
Stock based compensation expense	2,751,547	322,314	3,781,116	1,071,604
Change in fair value of warrant liability	128,800	41,847	721,397	(615,678)
Loss on impairment of goodwill	—	—	—	1,369,978
Transaction related expenses	—	141,385	2,096,054	175,810
Interest and investment income, net	20,446	170,960	24,060	668,803
Other income	—	—	(55,006)	—
Income tax expense	—	—	—	—

Adjusted EBITDA	$(3,637,915)	$(1,640,862)	$(6,616,626)	$(2,285,597)

(1) The Pro Forma information for the six months ended June 30, 2021 above include revisions to non-GAAP financial measure amounts included in our Quarterly Report on Form 10-Q for three months ended March 31, 2021, as filed with the SEC on May 17, 2021. The net impact of such revisions to Adjusted EBITDA was $(147,596).

Media and Investor Contact:
908-824-3410
forian.com/investors
ir@forian.com

Source: Forian Inc.